EXHIBIT 10.5


                                ESCROW AGREEMENT

         ESCROW AGREEMENT dated August 29, 2003, among Suite101.com, Inc., a Delaware corporation, (the "Buyer"), Jean Paul Roy (the "Seller"), the sole stockholder of GeoGlobal Resources(India) Inc., a corporation organized under the laws of the Province of Alberta, Canada (the "Company"), and Computershare Trust Company of Canada, as escrow agent (the "Escrow Agent").

         Pursuant to an agreement between the Buyer, the Seller and the Company dated April 4, 2003 (the "Stock Purchase Agreement"), concurrently herewith the Buyer is acquiring from the Seller at the Closing under the Stock Purchase Agreement all of the outstanding capital stock of the Company in exchange for an aggregate of 34.0 million shares of the Buyer's Common Stock, par value $0.001 per share, and the Buyer's promissory note in the principal amount of (US) $2.0 million. This Escrow Agreement is being entered into at the Closing pursuant to Sections 6.8 and 7.7 of the Stock Purchase Agreement for the purpose of securing to the Buyer and the Seller the benefits of Section 1.3 (b) and (c) of the Stock Purchase Agreement and for the other purposes set forth herein. A true and correct copy of the Stock Purchase Agreement is attached as Exhibit I.

I.       COLLATERAL

         1.01. Simultaneously with the execution and delivery of this Escrow Agreement, the Buyer is delivering to the Escrow Agent two (2) stock certificates each registered in the name of the Seller, representing an aggregate of 19.5 million shares of the Buyer's Common stock, par value $0.001 per share (the "Shares"). The Escrow Agent hereby acknowledges receipt of the Shares to be held subject to the terms of this Agreement. Also delivered to the Escrow Agent are such stock powers with medallion signature guarantees duly endorsed by Seller and such other documents (collectively, the "Re-transfer Documents") as may be required to return and transfer any shares to be returned to Buyer pursuant to Section 2.03 hereof. At the request of the Buyer or the Escrow Agent, Seller shall execute and deliver to the Escrow Agent such more recently dated Re-transfer Documents as either the Buyer or the Transfer Agent shall deem to be necessary to accomplish the purposes of this Escrow Agreement.

         1.02. As used herein, the term "Collateral" means (a) the Shares being delivered to the Escrow Agent as described in Section 1.01 hereof and (b) all distributions received by the Escrow Agent pursuant to Section 1.03 hereof.

         1.03. The Seller hereby authorizes delivery directly to the Escrow Agent (and agrees that it will deliver to the Escrow Agent if it shall first receive the same) to be held as Collateral hereunder, all dividends and other distributions of any kind, cash or otherwise, on or with respect to the Shares held as Collateral, including distributions, if any, occurring upon any merger, sale of all or substantially all the assets of Buyer, liquidation, dissolution, or other similar transaction.
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All such distributions shall be Collateral and shall be held and distributed in accordance with the terms of this Escrow Agreement.

         1.04. While any Collateral is held in escrow hereunder, the Seller will have all rights with respect thereto, except (a) the right of possession, and
(b) the right to receive any dividends or other distributions referred to in
Section 1.03 hereof. Without limiting the generality of the foregoing, but subject to the limitations hereafter set forth, the Buyer will have the right to vote the Shares held as Collateral hereunder.

         1.05 Article 8.02(b)(i) of the Stock Purchase Agreement places certain obligations and restrictions on Seller and his transferees with respect to the voting of the Collateral on proposals submitted to a vote of stockholders seeking approval of stockholders for the taking of Prohibited Actions, as defined under the Stock Purchase Agreement. Seller has agreed, for himself and any transferees of his shares, other than permitted transferees under Article 8.02(b)(ii) of the Stock Purchase Agreement, that (A) he will cause all shares of the Buyer he or such transferees are entitled to vote on the proposal for the taking of a Prohibited Action to be present at the meeting for purposes of the Buyer being able to obtain a quorum at the meeting at which the proposal is presented for a vote, and (B) none of Seller's shares issued to Buyer on the Closing Date under the Stock Purchase Agreement (inclusive of shares held in escrow) or any shares of Buyer subsequently acquired by Seller, or his Affiliates or associates subsequent to the Closing Date outside the Stock Purchase Agreement shall be entitled to vote on the subject matter of the proposal for the taking of a Prohibited Action at such meeting. The proposal to take such Prohibited Action shall be deemed approved if it receives the favorable vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter of the proposal presented to the meeting. The Buyer agrees to give notice to the Escrow Agent concurrently with the date the record date for mailing the notice of the meeting to stockholders is established, of any meeting of stockholders to be held to consider a proposal to approve the taking of a Prohibited Action, as defined.

         1.06 For the purpose of further implementing the provisions of Article
8.02 of the Stock Purchase Agreement, the parties hereto agree and hereby instruct the Escrow Agent that all Collateral with respect to which the certificates bear a restrictive legend as provided in Section 8.1(a) of the Stock Purchase Agreement are (i) entitled to be present at a meeting for the purpose of Buyer obtaining a quorum at a meeting at which a proposal to vote on a Prohibited Action is submitted to a vote of stockholders, and (ii) not entitled to vote on the proposal at such meeting. Likewise, any shares subsequently acquired by Seller, any person identified by the Buyer as an Affiliate of the Seller or an associate of the Seller, shall be subject to this
Article 1.06(i) and (ii) hereof.

II.      DELIVERY OF COLLATERAL BY ESCROW AGENT

         The Escrow Agent shall hold the Collateral in escrow until authorized hereunder to deliver the same or any portion thereof to Seller or Buyer, as follows:


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


         2.01 The certificate for 14.5 million Shares (certificate number ________) is to be delivered to Seller at the time of (i) the completion of the Work Programme, as outlined in Article 5.2(a) and (b) and (c) in the PSC-KG (as such term is defined in the Stock Purchase Agreement), provided the results from that Programme demonstrate a commercial basis for drilling and the commencement of a Drilling Programme, or (ii) the commencement of a Drilling Program. Compliance with the conditions set forth in this Section shall be evidenced by the delivery to the Escrow Agent by the Buyer and the Seller of the letters attached hereto as Exhibits A-1 and A-2, respectively.

         2.02 The certificate for 5.0 million Shares (certificate number ________) is to be delivered to Seller at the time a Commercial Discovery, as defined by Article 1.19 of the PSC-KG, has been declared. Compliance with the conditions set forth in this Section shall be evidenced by the delivery to the Escrow Agent by the Buyer and the Seller of the letters attached hereto as Exhibits B-1 and B-2, respectively.

         2.03 If (i) the conditions set forth in Section 2.01 of this Agreement for the release of the 14.5 million shares to Seller are not met before the end of Phase I of PSC-KG, or (ii) the conditions set forth in Section 2.02 of this Agreement for the release of the 5.0 million shares to Seller are not met before the end of Phase III of the PSC-KG, then, upon the occurrence of either event and receipt of notice to that effect from the Buyer given to both the Seller and the Escrow Agent, the related share certificate shall be cancelled by the Escrow Agent and the Escrow Agent shall promptly return the related share certificate, and if deemed necessary by the Buyer, the Re-transfer Documents relating to that certificate, to transfer such Shares to the Buyer. In the event the PSC-KG is terminated pursuant to Section 3.9 thereof, upon delivery by Buyer to Seller and the Escrow Agent of notice to that effect, any shares of the Buyer that have not been delivered to Seller at that time shall be promptly returned by the Escrow Agent to the Buyer.

         2.4 Collateral may only be dealt with as specifically allowed by the Stock Purchase Agreement and this Escrow Agreement. No Collateral and no interest in, control or direction over or certificate evidencing Collateral shall directly or indirectly be sold, assigned, transferred, redeemed, surrendered for consideration, mortgaged, hypothecated, charged, pledged, or encumbered or otherwise dealt with in any manner except as provided in the Stock Purchase Agreement and this Escrow Agreement.

         2.05 The Collateral may be transferred only in compliance with applicable laws and regulations including, without limitation, compliance with the registration requirements of the U.S. Securities Act of 1933, as amended, or the availability of an applicable exemption from those requirements and the Escrow Agent shall refuse to transfer any Collateral until being provided with such opinions of counsel and other documents as it may consider necessary and it may request in connection with such transfer. Upon completion of any such transfer, such transferee shall be bound by all the provisions and restrictions of this Escrow Agreement and the Stock Purchase Agreement and shall execute such agreements and documents as the Buyer and the Escrow Agent shall reasonably request in that connection.


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


III.     SETTLEMENT OF DISPUTES

         3.01. Any dispute that may arise under this Escrow Agreement with respect to (a) the delivery, ownership, or right to possession of the Collateral or any portion thereof; (b) the facts upon which the Escrow Agent's determinations are based; (c) the duties of the Escrow Agent hereunder; and (d) any other questions arising under this Escrow Agreement shall be settled by mutual agreement of the parties to such dispute (evidenced by appropriate instructions in writing to the Escrow Agent signed by all of the parties to such dispute) or by a binding and final arbitration award or by a final judgment, order, or decree of a court of competent jurisdiction in the United States of America (the time for appeal therefrom having expired and no appeal having been perfected). The Escrow Agent shall be under no duty to institute or defend any such proceedings and none of the costs and expenses of any such proceedings shall be borne by the Escrow Agent. Prior to the settlement of any dispute as provided in this Section 4.01, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, the portion of the Collateral that is the subject of or involved in the dispute.

IV.      CONCERNING THE ESCROW AGENT

         4.01 The Escrow Agent will be protected in acting and relying reasonably upon any notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as "Documents") furnished to it and purportedly signed by any officer or person required to or entitled to execute and deliver to the Escrow Agent any such Document in connection with this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth or accuracy of any information therein contained, which it in good faith believes to be genuine.

         4.02 The Escrow Agent will not be bound by any notice of a claim or demand with respect thereto, or any waiver, modification, amendment, termination or rescission of this Agreement unless received by it in writing, and signed by the other parties and, if the duties or indemnification of the Escrow Agent in this Agreement are affected, unless it has given its prior written consent.

         4.03 The Escrow Agent may consult with or retain such legal counsel and advisors as it may reasonably require for the purpose of discharging its duties or determining its rights under this Agreement and may rely and act upon the advice of such counsel or advisor. The Escrow Agent will give written notice to the Buyer and Seller as soon as practicable that it has retained legal counsel or other advisors. The Buyer and Seller will, jointly and severally, pay or reimburse the Escrow Agent for any reasonable fees, expenses and disbursements of such counsel or advisors. As between Buyer and Seller, it is understood and agreed that each shall be obligated to pay one-half of such fees, expenses and disbursements.

         4.04 In the event of any disagreement arising under the terms of this Agreement, the Escrow Agent will be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by a written agreement among the parties or by a court of competent jurisdiction.


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


         4.05 The Escrow Agent will have no duties or responsibilities except as expressly provided in this Agreement and will have no duty or responsibility arising under any other agreement, including any agreement referred to in this Agreement, to which the Escrow Agent is not a party.

         4.06 The Escrow Agent will have the right not to act and will not be liable for refusing to act unless it has received clear and reasonable documentation that complies with the terms of this Agreement. Such documentation must not require the exercise of any discretion or independent judgment.

         4.07 The Buyer and the Seller hereby jointly and severally agree to indemnify and hold harmless the Escrow Agent, its affiliates, and their current and former directors, officers, employees and agents from and against any and all claims, demands, losses, penalties, costs, expenses, fees and liabilities, including, without limitation, legal fees and expenses, directly or indirectly arising out of, in connection with, or in respect of, this Agreement, except where same result directly and principally from gross negligence, willful misconduct or bad faith on the part of the Escrow Agent. This indemnity survives the release of the escrow securities, the resignation or termination of the Escrow Agreement and the termination of this Agreement.

         4.08. If the Escrow Agent wishes to resign as escrow agent, the Escrow Agent will give written notice to the Buyer, the Seller and the Company. If the Escrow Agent resigns, the Buyer will be responsible for ensuring that the Escrow Agent is replaced not later than the resignation date specified in the Escrow Agent's notice by another escrow agent that is acceptable to the Seller and the Company and that has accepted such appointment. The resignation of the Escrow Agent will be effective, and the Escrow Agent will cease to be bound by this Escrow Agreement, on the date that is 60 days after the date of receipt of the notices referred to above by the Buyer, Seller and the Company or such other date as the Buyer, Seller, the Company and the Escrow Agent may agree upon (the "resignation date"). If the Buyer has not appointed a successor escrow agent acceptable to the Seller and the Company within 60 days of the resignation date, the Escrow Agent will apply, at the Seller's and the Buyer's expense, to a court of competent jurisdiction for the appointment of a successor escrow agent and the duties and responsibilities of the Escrow Agent will cease immediately upon such appointment. On any new appointment under this section, the successor Escrow Agent will be vested with the same powers, rights, duties and obligations as if it had been originally named herein as Escrow Agent, without any further assurance, conveyance, act or deed. The predecessor Escrow Agent, upon receipt of payment for any outstanding account for its services and expenses then unpaid, will transfer, deliver and pay over to the successor Escrow Agent, who will be entitled to receive, all Collateral, records or other property on deposit with the predecessor Escrow Agent in relation to this Escrow Agreement and the predecessor Escrow Agent will thereupon be discharged as Escrow Agent. If any changes are made to Article IV of this Escrow Agreement as a result of the appointment of the successor Escrow Agent, those changes must not be inconsistent with the other terms of this Escrow Agreement.

         4.09 The Escrow Agent will not be liable to any of the parties to this Escrow Agreement for any action taken or omitted to be taken by it under or in connection with this Escrow


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


Agreement, except for losses directly, principally and immediately caused by its bad faith, willful misconduct or gross negligence. Under no circumstances will the Escrow Agent be liable for any special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages hereunder, including any loss of profits, whether foreseeable or unforeseeable. Notwithstanding the foregoing or any other provision of this Escrow Agreement, in no event will the collective liability of the Escrow Agent under or in connection with this Escrow Agreement to any one or more parties, except for losses directly caused by its bad faith or willful misconduct, exceed the amount of its annual fees under this Agreement or the amount of (Cdn.) three thousand dollars (Cdn.) ($3,000.00), whichever amount shall be greater.

         4.10 The Buyer will pay the Escrow Agent reasonable remuneration for its services under this Agreement, which fees are subject to revision from time to time on 30 days' written notice. The Buyer will reimburse the Escrow Agent for its expenses and disbursements. Any amount due under this section and unpaid 30 days after request for such payment, will bear interest from the expiration of such period at a rate per annum equal to the then current rate charged by the Escrow Agent, payable on demand.

         4.11 The Escrow Agent will have no responsibility for Collateral that it has released according to this Escrow Agreement.

         4.12 The Escrow Agent will have no responsibility for seeking, obtaining, compiling, preparing or determining the accuracy of any information or document, including the representative capacity in which a party purports to act, that the Escrow Agent receives as a condition to a release from escrow or a transfer of Collateral within escrow under this Escrow Agreement.

         4.13 The Escrow Agent accepts duties and responsibilities under this Escrow Agreement, and the Collateral and any share certificates or other evidence of the Collateral, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Escrow Agent shall owe no duties hereunder as a trustee.

         4.14 Any corporation with which the Escrow Agent may be amalgamated, merged or consolidated, or any corporation succeeding to the business of the Escrow Agent will be the successor of the Escrow Agent under this Escrow Agreement without any further act on its part or on the part or any of the parties.

V.       MISCELLANEOUS

         5.01 This Escrow Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

         5.02 This Escrow Agreement contains the entire understanding of the parties with respect to its subject matter, and may be amended only by a written instrument duly executed by


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


all the parties hereto. This Escrow Agreement is subject to the terms of Section
8.2 of the Stock Purchase Agreement.

         5.03 All notices, claims, requests, demands, and other communications hereunder ("notices") shall be in writing and shall be given as follows:

                  If to the Buyer:
                                           Suite101.com, Inc.
                                           c/o Northfield Capital Corporation
                                           347 Bay Street - 3rd Floor
                                           Toronto, Ontario, Canada  M5H 2R7

                                           Attn: Mr. Brent Peters

                  If to the Seller:
                                           Mr. Jean Paul Roy
                                           c/o Gregory R. Harris, Lawyer
                                           #200, 630 4th Avenue, SW
                                           Calgary, Alberta, T2P 0J9 Canada

                  If to the Company:       GeoGlobal Resources (India) Inc.
                                           #200, 630 4th Avenue, SW
                                           Calgary, Alberta T2P OJ9 Canada
                                           Attn:  Allan Kent, Vice President

                  If to Escrow Agent, to:
                                           Computershare Trust Company of Canada
                                           510 Burrard Street - Suite 401
                                           Vancouver, BC V6C 3B9 Canada
                                                 Attn: Manager, Client Services
                                                       Stock Transfer

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth below. A notice given in accordance with the preceding sentence shall be deemed to have been duly given upon receipt or (if receipt is not expressly required by the terms hereof) upon mailing by registered or certified mail, postage pre-paid, return receipt requested, by a recognized overnight delivery service, or by hand.

         5.04. This Escrow Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws rules.


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


         5.05. This Escrow Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.06. This Escrow Agreement shall remain in full force and effect until the Escrow Agent has delivered all the Collateral in its possession in accordance with the terms hereof.

         5.07. Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Escrow Agreement.

         5.08. A party to this Escrow Agreement will not mail a document if the party is aware of an actual or impending disruption of postal service.

         5.09 Any provision or part of a provision of this Escrow Agreement determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be deemed stricken to the extent necessary to eliminate any invalidity, illegality or unenforceability, and the rest of the Escrow Agreement and all other provisions and parts thereof shall remain in full force and effect and be binding upon the parties hereto as though the said illegal and/or unenforceable provision or part thereof had never been included in this Escrow Agreement.

         5.10 The parties will execute and deliver any further documents and perform any further acts reasonably requested by any of the parties to this agreement which are necessary to carry out the intent of this Escrow Agreement.

         5.11 The parties may execute this Agreement by fax and in counterparts, each of which will be considered an original and all of which will be one agreement.

         5.12 Wherever a singular expression is used in this Agreement, that expression is considered as including the plural or the body corporate where required by the context.


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


         IN WITNESS WHEREOF, this Escrow Agreement has been duly executed and delivered by the duly authorized officers of the Buyer and the Escrow Agent, the Company and by the Seller, as of the date first above written.

                                         SUITE101.COM, INC.
                                         The Buyer

                                         By
                                            ------------------------------------
                                            Mitchell G. Blumberg, President

                                         The Seller:

                                         ---------------------------------------
                                         Jean Paul Roy

                                         GEOGLOBAL RESOURCES (INDIA) INC.

                                         By
                                            ------------------------------------
                                            Allan Kent, Vice President

                                         COMPUTERSHARE TRUST COMPANY OF CANADA,
                                         ESCROW AGENT

                                         By
                                            ------------------------------------


GeoGlobalTrans/Agreements/Escrow Agreement.3.[6.4.03]



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


                                                          Exhibit A-1 to
                                                          Escrow Agreement dated
                                                          August ___, 2003


Computershare Trust Company of Canada
510 Burrard Street - Suite 401
Vancouver, BC V6C 3B9 Canada

Attention:

             RE: ESCROW AGREEMENT (THE "ESCROW AGREEMENT") DATED AUGUST ____, 2003 AMONG SUITE101.COM, INC., JEAN PAUL ROY AND COMPUTERSHARE TRUST COMPANY OF CANADA

Dear Mr. _______________:

         Reference is made to the above Escrow Agreement and in particular to
Section 2.01 thereof.

         This is to advise you that the conditions for the release to the undersigned of the certificate held by you for 14.5 million shares of Suite101.com, Inc. (certificate number _____) have been met and that such shares are to be delivered to the undersigned in accordance with the terms of the Escrow Agreement.


                                                     Very truly yours,


                                                     ---------------------------
                                                     Jean Paul Roy


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


                                                          Exhibit A-2 to
                                                          Escrow Agreement dated
                                                          August _____, 2003


Computershare Trust Company of Canada
510 Burrard Street - Suite 401
Vancouver, BC, V6C 3B9 Canada

Attention:

           RE: ESCROW AGREEMENT (THE "ESCROW AGREEMENT") DATED AUGUST ___, 2003 AMONG SUITE101.COM, INC., JEAN PAUL ROY AND COMPUTERSHARE TRUST COMPANY OF CANADA

Dear Mr. _________________:

         Reference is made to the above Escrow Agreement and in particular to
Section 2.01 thereof.

         This is to advise you that the full Board of Directors of Suite101.com, Inc., a Delaware corporation, has unanimously adopted the following resolutions:

         RESOLVED, the conditions under the Stock Purchase Agreement dated April 4, 2003 for the release to Jean Paul Roy of the certificate held by Computershare Trust Company of Canada for 14.5 million shares of Suite101.com, Inc. (certificate number ______) pursuant to the Escrow Agreement dated August _____, 2003 have been met and that such shares are to be delivered to Jean Paul Roy in accordance with the terms of the Escrow Agreement, and and be it further

         RESOLVED, that the Secretary of this corporation be and hereby is instructed to deliver to Computershare Trust Company of Canada the letter in the form attached as Exhibit A-2 to the Escrow Agreement.


                                                 Very truly yours,


                                                 -------------------------------
                                                 Secretary of Suite101.com, Inc.


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


                                                          Exhibit B-1 to
                                                          Escrow Agreement dated
                                                          August _____, 2003


Computershare Trust Company of Canada
510 Burrard Street - Suite 401
Vancouver, BC, V6C 3B9 Canada

Attention:

             RE: ESCROW AGREEMENT (THE "ESCROW AGREEMENT") DATED AUGUST ____, 2003 AMONG SUITE101.COM, INC., JEAN PAUL ROY AND COMPUTERSHARE TRUST COMPANY OF CANADA

Dear Mr. __________________:

         Reference is made to the above Escrow Agreement and in particular to
Section 2.02 thereof.

         This is to advise you that the conditions for the release to the undersigned of the certificate held by you for 5.0 million shares of Suite101.com, Inc. (certificate number _______) have been met and that such shares are to be delivered to the undersigned in accordance with the terms of the Escrow Agreement.


                                                     Very truly yours,


                                                     ---------------------------
                                                     Jean Paul Roy


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


                                                          Exhibit B-2 to
                                                          Escrow Agreement dated
                                                          August ___, 2003


Computershare Trust Company of Canada
510 Burrard Street - Suite 401
Vancouver, BC, V6C 3B9 Canada

Attention:

           RE: ESCROW AGREEMENT (THE "ESCROW AGREEMENT") DATED AUGUST ___, 2003 AMONG SUITE101.COM, INC., JEAN PAUL ROY AND COMPUTERSHARE TRUST COMPANY OF CANADA

Dear Mr. _________________:

         Reference is made to the above Escrow Agreement and in particular to
Section 2.01 thereof.

         This is to advise you that the full Board of Directors of Suite101.com, Inc., a Delaware corporation, has unanimously adopted the following resolutions:

         RESOLVED, the conditions under the Stock Purchase Agreement dated April 4, 2003 for the release to Jean Paul Roy of the certificate held by Computershare Trust Company of Canada for 5.0 million shares of Suite101.com, Inc. (certificate number _______) pursuant to the Escrow Agreement dated August ____, 2003 have been met and that such shares are to be delivered to Jean Paul Roy in accordance with the terms of the Escrow Agreement; and

and be it further

         RESOLVED, that the Secretary of this corporation be and hereby is instructed to deliver to Computershare Trust Company of Canada the letter in the form attached as Exhibit B-2 to the Escrow Agreement.


                                                 Very truly yours,


                                                 -------------------------------
                                                 Secretary of Suite101.com, Inc.

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